United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: August 15, 2005

PAN PACIFIC RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13243	33-0752457
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1631-B South Melrose Drive Vista, California	92081
(Address of principal executive offices)	(Zip Code)

(760) 727-1002

(Registrant’s telephone number, including area code)

None

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 15, 2005, Pan Pacific Retail Properties, Inc., or the Company, entered into restricted stock agreements with each of Stuart A. Tanz, its Chairman, Chief Executive Officer and President, Jeffrey S. Stauffer, its Executive Vice President and Chief Operating Officer, and Joseph B. Tyson, its Executive Vice President, Chief Financial Officer and Secretary. The agreements set forth the terms and obligations of the parties with respect to the grant of 40,000 shares of common stock of the Company to Mr. Tanz, 15,000 shares of common stock of the Company to Mr. Stauffer and 20,000 shares of common stock of the Company to Mr. Tyson, as applicable, in each case effective as of January 1, 2005 (the “Effective Date”), pursuant to the Company’s 2000 Stock Incentive Plan. Subject to earlier vesting or forfeiture in the case of termination of employment, the shares shall become vested over three years in one-third installments on each of the first three anniversaries of the Effective Date, so long as the Company attains certain performance goals for a particular vesting date. The foregoing description of the agreements is qualified in its entirely by reference to the agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit Number	Exhibit Description
10.1	Restricted Stock Agreement, dated as of August 15, 2005, between Pan Pacific Retail Properties, Inc. and Jeffrey S. Stauffer.

10.2	Restricted Stock Agreement, dated as of August 15, 2005, between Pan Pacific Retail Properties, Inc. and Stuart A. Tanz.

10.3	Restricted Stock Agreement, dated as of August 15, 2005, between Pan Pacific Retail Properties, Inc. and Joseph B. Tyson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pan Pacific Retail Properties, Inc.

Date:	August 15, 2005	By:	/s/ Joseph B. Tyson
			Name:	Joseph B. Tyson
			Title:	Executive Vice President, Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Restricted Stock Agreement, dated as of August 15, 2005, between Pan Pacific Retail Properties, Inc. and Jeffrey S. Stauffer.

10.2	Restricted Stock Agreement, dated as of August 15, 2005, between Pan Pacific Retail Properties, Inc. and Stuart A. Tanz.

10.3	Restricted Stock Agreement, dated as of August 15, 2005, between Pan Pacific Retail Properties, Inc. and Joseph B. Tyson.